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Exhibit 5.1

July 18, 2011

Douglas Dynamics, Inc.
7777 North 73rd Street
Milwaukee, Wisconsin 53223

  Re:
  Douglas Dynamics, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Douglas Dynamics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to 5,000,000 shares of the Company's common stock (the "Common Stock"), par value $0.01 per share by the Company (the "Company Shares") and the resale by the selling stockholders identified in the Registration Statement of up to 3,079,128 shares of Common Stock, including 50,054 shares of Common Stock issuable upon exercise of outstanding stock options (the "Stock Options") granted under the Douglas Dynamics, Inc. 2004 Amended and Restated Stock Incentive Plan (the "Secondary Shares", and together with the Company Shares, the "Registered Shares").

        In arriving at the opinions expressed below, we have examined the Douglas Dynamics, Inc. 2004 Amended and Restated Plan and the form of award agreements used to grant the Stock Options (the "Grant Documents"), as well as originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We also have assumed that there are no agreements or understandings between or among the Company and/or any holder of a Stock Option that would expand, modify or otherwise affect the terms of the Douglas Dynamics, Inc. 2004 Amended and Restated Stock Incentive Plan or the respective rights or obligations of the holders of the Stock Options, as such, other than the Grant Documents. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

        We have assumed without independent investigation that:

        (i)    at the time any Registered Shares are sold pursuant to the Registration Statement (the "Relevant Time"), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

        (ii)   at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Registered Shares offered thereby and all related documentation and will comply with all applicable laws;

        (iii)  the Registered Shares will be issued and sold in the manner stated in the Registration Statement and applicable prospectus supplement;

        (iv)  at the Relevant Time, all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of the Company Shares and any related documentation, and the execution and delivery of the Common Stock and any related documentation referred to in paragraphs (A) and (B) below shall have been duly completed and shall remain in full force and effect;

        (v)   upon issuance of any Company Shares and Secondary Shares in respect of the exercise of Stock Options, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and other relevant documents; and

        (vi)  at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Registered Shares offered or issued will have been duly authorized by all necessary corporate or other action of the Company and duly executed and delivered by the Company and the other parties thereto.

        Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:

          (A)  with respect to the Company Shares, when such shares of Common Stock have been duly executed, issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement for the consideration provided therein, such shares of Common Stock will be validly issued, fully paid and non-assessable;

          (B)  with respect to the Secondary Shares to be issued upon exercise of the Stock Options, when such Secondary Shares are issued and sold by the Company in accordance with the terms and conditions set forth in the Grant Documents, such shares of Common Stock will be validly issued, fully paid and non-assessable; and

          (C)  with respect to the Secondary Shares (other than Secondary Shares to be issued upon exercise of the Stock Options), such shares of Common Stock are validly issued, fully-paid and non-assessable.

        The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

          (A)  We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and the reported judicial decisions thereunder, and have made such inquiries as we consider necessary to render the opinion contained herein. This opinion is limited to the effect of the current state of the Delaware General Corporation Law to the limited extent set forth above and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

          (B)  Our opinions set forth herein are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

          (C)  We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights contained in the Grant Documents, or (ii) provisions relating to indemnification, exculpation or contribution contained in the Grant Documents, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.

        You have informed us that you and the selling stockholders intend to offer and sell shares of Common Stock from time to time on a delayed or continuous basis, and we understand that prior to issuing any shares of Common Stock pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such shares of Common Stock are to be issued and sold (including applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

        We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

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  Exhibit 5.1